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                                  EXHIBIT 10.18

                       FORM OF BROKER MEMBERSHIP AGREEMENT


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[GRAPHIC OMITTED]        BROKER MEMBERSHIP AGREEMENT

         This Agreement, dated, _________________is between Red Carpet Real Estate Service, ("Red Carpet") and ________________________________,
("Broker") dba, ________________________________________, ("The Business"),
Broker's State of Registration ____,
Address:__________________________________________________________
__________________________________, Telephone number:
________________________________.

     Red Carpet has been established for the purpose of developing a unique membership of real estate brokerage businesses under the name "Red Carpet Real Estate Service ("The Membership").

     B. Broker is a fully licensed and registered real estate broker in good standing with the State listed above, and has conducted real estate business for no less than two years, as described in Broker Membership Application.

     C. Broker has applied to join the Membership and participate in the Membership under the terms and conditions contained in this Agreement. in consideration of the following mutual promises, the parties agree that:

         1. ADMISSION. (a) Red Carpet admits Broker into the Membership and authorizes Broker to operate the Business using the trade name Red Carpet Real Estate Service Membership . (When using Red Carpet Real Estate Service Membership as part of its trade name, Red Carpet Real Estate Service Membership may only be followed by Broker's DBA Name).

                  (b) Red Carpet authorizes the Business to use Red Carpet 's trademarks and service marks and participate in the Membership's programs and other benefits so long as Broker remains in good standing under this Agreement. Broker acknowledges that Red Carpet, at its discretion, may modify its programs from time to time as necessary.

         2. TERMS: The term of this Agreement is five years, beginning ___________________________. This Agreement may be renewed for an additional five year term under the terms available at the time of renewal if Broker gives written notice of renewal to Red Carpet at least ninety (90) days prior to the end of its initial term, is in good standing at such time, sends with its notice a renewal fee of $500.00, and signs the Red Carpet Membership Agreement in effect at the time of renewal.

                         (a) Broker agrees to pay Red Carpet upon signing this
Agreement a non-refundable Membership Fee of $1,500.00.

                         (b) Broker also agrees to pay Red Carpet monthly
dues of $100.00 for the Broker and $40.00 for each additional Associate. An Associate is defined as any licensed broker, salesperson or assistant who is affiliated, directly or indirectly, with Broker, and/or who uses the marks or programs of Red Carpet in any way. Within 5 days after an Associate becomes affiliated with the Business, Broker must give written notice of such affiliation to Red Carpet . Failure to report such affiliation within the 5 day period shall be considered a material default of this Agreement, and Broker agrees to pay Red Carpet $250.00 per month for any and all new Associates from the date of affiliation with Broker until Red Carpet receives written notice hereunder. So long as Broker follows the reporting requirements outlined in this Section, dues for a new Associate will commence on the first month following the second full month of affiliation..

                         (c) Broker agrees to pay the dues each month and
authorizes Red Carpet to make a direct transfer of the dues from Broker's bank account or designated credit card between the 20th and 25th day of each month. Broker will sign the Authorization attached to this Agreement as Schedule A and take any additional action that may be required by Broker's bank to set up and maintain direct transfer bank authorization. Broker will maintain sufficient funds in the designated bank account or sufficient credit limits with the designated credit card at all times to allow timely honoring of each transfer. No payments may be made from Broker's trust accounts.

                           (d) If any payment of dues is not received by Red
Carpet when due, Broker will pay a late payment fee for the additional collection costs and pay interest on the delinquent amount at the highest rate permitted by law until paid in full. The amount of the late payment fee will be $25.00 if the full delinquent amount and late payment fee are received by Red Carpet on or before the first day of the month following the date payment was due, or $100.00 if received thereafter.

                           (e) Red Carpet, from time to time, intends to
offer additional services over and above those services included in the Membership which may require additional fees. These services will be optional and are not required to participate in the Membership.

           Broker herein agrees to pay the sum of $100.00 on each closed transaction unit to Red Carpet as a service fee. The fee shall become due and payable immediately upon the closing of each closed unit. From this fee the

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Broker shall be reimbursed 30% of the fees collected for Red Carpet Real
Estate Service name and trademark promotion). Broker shall be entitled to reimbursement only for months when Broker's closed units exceed four. Reimbursements shall be made quarterly upon submission of advertising copy accompanied by a paid invoice.

          Broker shall be invoiced annually a fee of $295.00 for computer services. Such fee is due and payable upon receipt of invoice.

          3. GOOD STANDING: "Good Standing" means that Broker is current with all payments owed to Red Carpet or its affiliates, remains fully licensed and registered as set forth above in section C2(b), has not been convicted of a felony and is in full compliance with Section 6(b) below and all other requirements of this Agreement. Broker warrants that the Broker's license submitted with Broker's Membership Application is in full force and effect. Broker agrees to notify Red Carpet immediately of any suspension or revocation of such license and to deliver to Red Carpet, immediately after each license renewal, a true and correct copy of the renewed license.

          4. USAGE OF MARKS: Broker agrees to use the Marks only in the ways designated by Red Carpet. Broker will never use the Marks in a way which may be in bad taste or inconsistent with the high quality reputation of the Membership and its public image or tend to bring disparagement, ridicule, or scorn upon the Marks, the Membership or its goodwill. Broker agrees that all goodwill associated with the Marks and the Membership belong exclusively to Red Carpet . Broker will never, during the term of this Agreement or thereafter, directly or indirectly contest the validity, ownership or use of the Marks by the Membership or the rights of Red Carpet to the Marks. Broker acknowledges that the authority to use the Marks set forth in this Agreement is not exclusive and that Red Carpet may grant similar authority or license at its sole discretion to other brokers within and outside the trade area covered by Broker. Broker further acknowledges that an affiliate of Red Carpet has granted and will continue to grant franchise licenses for the operation of franchised businesses under the name "Red Carpet Real Estate Service" and agrees to cooperate with such franchisees and not interfere with their business interests.

          5. RELATIONSHIP. Broker is not and will not represent or hold itself out as being an agent, legal representative, joint venturer, partner, employee or servant of Red Carpet for any purpose. Broker is not authorized to make any statement or to create any obligation, expressed or implied, on behalf of Red Carpet or the Membership. Broker agrees to identify itself as an independently owned and operated business when using any of Red Carpet's trademarks or service marks. The parties intend that the relationship between them is defined as an exemption by the Federal Trade Commission's Trade Regulation Franchise Rule, 16 CFR 436.2(a)(3)(i),(h). Broker agrees that it is not relying on Red Carpet or its expertise to operate the Business successfully or make it profitable, or for significant assistance in its methods of operation, including but not limited to, its business organization, management, marketing plan, promotional activities, or business affairs.

          6. INDEMNIFICATION: (a) Broker will indemnify Red Carpet, its parent and affiliates and its and their officers, directors, employees, agents, affiliates, successors and assigns from and against any and all claims in any way related to the operation of the Business or the property where the business is operated and any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of Red Carpet in the investigation of or defense against any such claim.

                  (b) Broker agrees to obtain within thirty (30) days after the date of this Agreement and will continue to maintain in full force and effect throughout the term of this Agreement, an insurance policy or policies (the "Insurance") with the following protections: (i) General liability insurance insuring the Business and its primary owners and managers against any claims, losses or liabilities arising out of or in connection with the operation of the Business and the ownership of property used in the Business with minimum coverage of $200,000 per person, $500,000 per incident, and $50,000 property damage; (ii) Errors and omissions coverage against any customer claims, with minimum coverage of $1,000,000; and (iii) Vehicle liability insurance for all vehicles used in the business with minimum coverage of $100,000 per person and $300,000 per accident for bodily injury, and $50,000 for property damage. Broker agrees to report all transactions to its Errors and Omissions insurance provider as required by such policy. Failure to report each and every transaction as required by such policy shall be considered a material default of this Agreement. Broker agrees that Red Carpet shall be named as an additional insured on the Insurance. Broker agrees that it will not use the Marks until such insurance has been obtained and Red Carpet has received a true and correct copy thereof as well as a certificate of insurance showing compliance with the requirements of this Agreement, stating that the insurance will not be canceled or altered without at least thirty days (30) days prior written notice to Red Carpet.

                  (c) If Red Carpet has not received the above within thirty
(30) days after the date hereof, this Agreement shall be automatically canceled, and a failure to maintain such insurance is a material default of this Agreement. The Insurance must be written by a responsible insurance company or companies satisfactory to Red Carpet. If Red Carpet fails to enforce this requirement for whatever reason, it shall not be deemed in any way to have waived its rights under this Section.

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         7. PERSONAL CONTRACT. Broker agrees that a the primary reason that
Red Carpet is admitting Broker to the Membership is the personal confidence it has in Broker and its management. No person will succeed to any of Broker's rights under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, assignment tor the benefit of creditors, other legal process or transfer not expressly authorized by Red Carpet . Any attempt by Broker to transfer any of its rights or interest under this Agreement without Red Carpet's authorization will constitute a material breach of this Agreement, in which case Red Carpet may terminate this Agreement immediately upon written notice to Broker. Red Carpet will not be bound by an attempted transfer, by law or otherwise, of any part or all of this Agreement unless Broker has received Red Carpet 's prior written consent, which will not be unreasonably withheld. Broker will pay Red Carpet a transfer fee of $1,000.00 with its request for a consent to transfer, and must be in good standing at the time of such request. In considering a request for transfer, Red Carpet will consider qualifications, apparent ability and credit standing of the proposed transferee as if he or she were a prospective direct purchaser of a membership in the Membership.

         8. COVENANT Broker expressly agrees during the term hereof: (a) to maintain its good standing at all times, (b) to comply with the reporting requirements of Sections 2(b), 3 and 6(b) of this Agreement, 6(c) to provide full, true and accurate information as necessary, to maintain in full force and effect the Insurance required by Section 6(b) above, and (d) to provide at the Business at all times service which meets Red Carpet 's service requirements as set forth from time to time in writing and sent to Broker. Broker's failure to maintain any of its obligations under this Section 8 shall be considered a material default of its obligations hereunder.

         9. Red Carpet may terminate this Agreement in full following thirty
(30) days written notice unless Broker has cured such default or failure within such thirty day period. The parties agree that in such event, actual damages to Red Carpet would be extremely difficult to ascertain, and consequently broker agrees to pay Red Carpet as liquidated damages all dues which would otherwise be required to be paid to Red Carpet during the six (6) months following termination in addition to any payments due hereunder.

                  (b) Broker may terminate this Agreement without cause by giving written notice to Red Carpet in the first six (6) months prior to termination or by including with such notice full payment of all dues which would be due hereunder during such six (6) month period, in which case the termination shall be effective upon receipt of the notice and payment by Red Carpet. In each case, Broker must be and remain current in all amounts otherwise due under this Agreement for such notice to be effective.

                  (c) This Agreement will be automatically and immediately terminated if a petition for bankruptcy, an arrangement for the benefit of creditors or a petition for reorganization is filed by or against Broker, or if Broker will make any assignment for the benefit of creditors, or if a Receiver or Trustee is appointed for the Business, unless remedied to Red Carpet's satisfaction within twenty (20) days.

                  (d) When this Agreement expires or terminates for any reason, Broker must immediately discontinue the use of the Marks and return all items bearing the Marks to Red Carpet, and remove all of the Marks from the Business to Red Carpet 's satisfaction.

         10. CONFIDENTIALITY: (a) Broker agrees that Red Carpet is the owner of all rights in and to the system employed by the Membership, and that such system contains trade secrets which are revealed to Broker in strictest confidence. Broker agrees not to disclose, duplicate, license, sell or reveal any portion of any confidential documents within the system to any other person, except an employee or Associate of Broker required by his or her work to be familiar with such information. Broker agrees to keep and respect all confidential information received from Red Carpet, to obtain from each of the Business's Associates an agreement to keep and respect all such confidences and to be responsible for its compliance with such agreements.

                  (b) Neither Broker nor any Associate will, directly or indirectly, engage in or have any interest whatsoever in any Similar Business or provide services to a Similar Business without Red Carpet's prior written consent. A "Similar Business" is any business which primarily involves assisting in the sale of real property for a fee or commission.

                  (c) Broker agrees that any violation of this Section 10 would result in irreparable injury to Red Carpet and the Membership and that Red Carpet would be without an adequate remedy at law. In the event of a breach or threatened breach of this Section 10, Red Carpet will not be required to prove actual or threatened damage in order to obtain a temporary or permanent injunction or a decree for specific performance of these terms. Red Carpet shall also be entitled to any other remedies which it may have at law or in equity. Each of these covenants will be construed as independent of each other and of any other provision of this Agreement. If all or any opinion of this Section 10 is held unenforceable by a court having valid jurisdiction in a final decision between the parties hereto and from which no appeal has or may be taken, Broker expressly agrees to be bound by the remaining portion of this Section.

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         11. TRADEMARK INFRINGEMENT. If Broker refuses to comply with a written notice of termination sent by Red Carpet and a court later upholds such termination of this Agreement, any operation of the Business by Broker using the Marks from and after the date of termination stated in such notice will constitute trademark infringement by Broker, and Broker will be liable to Red Carpet for damages resulting from such infringement, including, without limitation, any profits made by Broker.

         12. ARBITRATION: Except as set forth in this Section 12, any dispute between the parties which involves this Agreement and cannot be resolved by the parties themselves must be submitted to binding arbitration in accordance with the rules of the American Arbitration Association applicable to commercial arbitrations. Such arbitration will be held within the county where Red Carpet executive headquarters are located ("the Home County"), and judgment upon the decision of the arbitrator may be entered in any court having jurisdiction over the matter. However, arbitration will not be used for any dispute which involves Broker's continued usage of any of the Marks or any issue involving injunctive relief against Broker, all of which issues will be submitted initially to a court within the Home County. The parties expressly consent to personal jurisdiction in the Home County as set forth above and agree that such courts will have exclusive jurisdiction over any such issues not subject to arbitration.

         13. MISCELLANEOUS. (a) The expiration or earlier termination of this Agreement will not discharge or release a party from any liability or obligation then accrued or any liability or obligation continuing beyond or arising out of the expiration or earlier termination of this Agreement, including without limitation the indemnification requirement contained in this Agreement. Whenever the consent of a party is sought or required hereunder, such consent will not be unreasonably withheld. If any pan of this Agreement is for any reason declared invalid, unenforceable or impaired in any way the validity of the remaining paragraphs will not be affected thereby, and such remaining portions will remain in full force and effect as if this Agreement had been executed with such invalid opinion eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid.

                  (b) If either party initiates any legal proceeding which involves issues arising out of this Agreement, the prevailing party in such action will be paid its reasonable attorneys' fees and costs by the other party. The parties agree that the law of the state where the Business is located will apply to the construction and enforcement of this Agreement and govern all questions which arise with reference hereto.

                  (c) The headings inserted in this Agreement are for reference purposes only and will not affect the construction of this Agreement or limit the generality of any of its provisions. This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersede and cancel any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof. Except as expressly authorized herein, no amendment or modification of this Agreement will be binding unless executed in writing by both parties. A facsimile of a signed copy of this Agreement will be accepted as if it were a signed original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Member Broker"

--------------------------------------
Name of  Company

By:                                         By
   -----------------------------------         ---------------------------------

By
   -----------------------------------


RED CARPET REAL ESTATE SERVICE
"Red Carpet"

By:
   -----------------------------------
   Authorized Officer

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 This contract is not valid until signed by an Officer of Red Carpet Real Estate
 Service

                                    GUARANTY

         Each undersigned Guarantor, jointly and severally, covenants, promises to pay or cause to be paid all monies which become payable by Member licensee under this Agreement Each Guarantor adopts each and every covenant to be preformed by Member License and agrees with Licensor and Red Carpet Real Estate Service to perform and observe all such covenants. Licensor entering into this Agreement with Licensee constitutes consideration for this Guaranty. The receipt an sufficiency of this consideration is acknowledged by the signature of each Guarantor.

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Name (Typed or Printed)                Name (Typed or Printed)

WITNESS:

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Signature                              Signature




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